Consent of Independent Accounts


Consents of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated July 14, 1999, relating to the financial statements and financial highlights which appear in the May 31, 1999 Annual Reports of J.P. Morgan Institutional U.S. Equity Fund, J.P. Morgan Institutional U.S. Small Company Fund and J.P. Morgan Institutional Disciplined Equity Fund and the financial statements and supplementary data of The U.S. Equity Portfolio, The U.S. Small Company Portfolio and The Disciplined Equity
Portfolio, which are also incorporated by reference into the Registration Statement.

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated September 15, 1999, relating to the financial statements and financial highlights which appear in the July 31, 1999 Annual Reports of J.P. Morgan Institutional Tax Exempt Bond Fund and J.P. Morgan Institutional New York Tax Exempt Bond Fund and the financial statements and supplementary data of The Tax Exempt Bond Portfolio and The New York Tax Exempt Bond Portfolio, which are also incorporated by reference into the Registration Statement.

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 17, 1999, relating to the financial statements and financial highlights which appear in the October 31, 1999 Annual Reports of J.P. Morgan Institutional Short Term Bond Fund, J.P. Morgan Institutional Bond Fund, J.P. Morgan Institutional Bond Fund - Ultra, J.P. Morgan Institutional International Equity Fund, J.P. Morgan Institutional Emerging Markets Equity Fund, J.P. Morgan Institutional Global Strategic Income Fund, J.P. Morgan Institutional Federal Money Market Fund, J.P. Morgan Institutional Service Federal Money Market Fund, J.P. Morgan Institutional Treasury Money Market Fund, J.P. Morgan Institutional Service Treasury Money Market Fund and J.P. Morgan Treasury Money Market Reserves Fund and the financial statements and supplementary data of The Short Term Bond Portfolio, The U.S. Fixed Income Portfolio, The International Equity Portfolio, The
Emerging Markets Equity Portfolio, The Global Strategic Income Portfolio, The Federal Money Market Portfolio and The Treasury Money Market Portfolio, which are also incorporated by reference into the Registration Statement.

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated January 14, 2000, relating to the financial statements and financial highlights which appear in the November 30, 1999 Annual Reports of J.P. Morgan Institutional Prime Money Market Fund, J.P. Morgan Institutional Service Prime Money Market Fund, J.P. Morgan Prime Money Market Reserves Fund, J.P. Morgan Institutional Tax Exempt Money Market Fund, J.P. Morgan Institutional Service Tax Exempt Money Market Fund, J.P. Morgan Institutional International Opportunities Fund and J.P. Morgan Institutional European Equity Fund and the financial statements and supplementary data of The Prime Money Market Portfolio, The Tax Exempt Money Market Portfolio, The International Opportunities Portfolio and The European Equity Portfolio, which are also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.




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February 25, 2000